                                     EXHIBIT (4)(C)

                                 HARLEYSVILLE GROUP INC.
                                 EQUITY INCENTIVE PLAN
                         AMENDED AND RESTATED FEBRUARY 26, 1997
                         APPROVED BY STOCKHOLDERS APRIL 23, 1997

                           T A B L E    O F    C O N T E N T S
------------------------------------------------------------------



  I.     INTRODUCTION . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

         A.    Purpose of the Plan. . . . . . . . . . . . . . . . . . . . . 1
         B.    Definitions. . . . . . . . . . . . . . . . . . . . . . . . . 1

 II.     PLAN ADMINISTRATION. . . . . . . . . . . . . . . . . . . . . . . . 4

         A.    Administration . . . . . . . . . . . . . . . . . . . . . . . 4
         B.    Eligibility  . . . . . . . . . . . . . . . . . . . . . . . . 5
         C.    Maximum Number of Shares Available  .  . . . . . . . . . . . 5
         D.    Maximum Shares Awarded . . . . . . . . . . . . . . . . . . . 6
         E.    Adjustments. . . . . . . . . . . . . . . . . . . . . . . . . 6
         F.    Registration Conditions. . . . . . . . . . . . . . . . . . . 6
         G.    Rights Upon a Change in Control. . . . . . . . . . . . . . . 7

III.     STOCK OPTIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . 7

         A.    Type of Option . . . . . . . . . . . . . . . . . . . . . . . 7
         B.    Price. . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         C.    Exercise Term and Vesting. . . . . . . . . . . . . . . . . . 7
         D.    Exercise Procedures. . . . . . . . . . . . . . . . . . . . . 8
         E.    Payment. . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         F.    Rights Upon Termination of Employment. . . . . . . . . . . . 8
         G.    Restrictions Upon Transfer . . . . . . . . . . . . . . . . . 9
         H.    Incentive Stock Options. . . . . . . . . . . . . . . . . . . 9

IV.      STOCK APPRECIATION RIGHTS. . . . . . . . . . . . . . . . . . . . . 11

         A.    Grant of Rights. . . . . . . . . . . . . . . . . . . . . . . 11
         B.    Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
         C.    Limits on Stock Appreciation Rights. . . . . . . . . . . . . 11
         D.    Payment. . . . . . . . . . . . . . . . . . . . . . . . . . . 12
         E.    Other Terms. . . . . . . . . . . . . . . . . . . . . . . . . 12

V.       RESTRICTED STOCK AWARDS. . . . . . . . . . . . . . . . . . . . . . 12

         A.    Price. . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
         B.    Restriction Period . . . . . . . . . . . . . . . . . . . . . 12
         C.    Restriction Upon Transfer. . . .  . . . . . . . . . . . . . .12
         D.    Certificates . . . . . . . . . . . . . . . . . . . . . . . . 13
         E.    Lapse of Restrictions. . . . . . . . . . . . . . . . . . . . 13
         F.    Termination Prior to Lapse of Restrictions . . . . . . . . . 13

VI.      MISCELLANEOUS PROVISIONS . . . . . . . . . . . . . . . . . . . . . 14

         A.    Amendment, Suspension and Termination
               of the Plan. . . . . . . . . . . . . . . . . . . . . . . . . 14
         B.    Government and Other Regulations . . . . . . . . . . . . . . 14
         C.    Other Compensation Plans and Programs. . . . . . . . . . . . 14
         D.    Withholding Taxes. . . . . . . . . . . . . . . . . . . . . . 14
         E.    Single or Multiple Documents . . . . . . . . . . . . . . . . 14
         F.    Non-Uniform Determinations . . . . . . . . . . . . . . . . . 14
         G.    Construction of Plan . . . . . . . . . . . . . . . . . . . . 14
         H.    Pronouns, Singular and Plural. . . . . . . . . . . . . . . . 15
         I.    Limitation of Rights . . . . . . . . . . . . . . . . . . . . 15
         J.    Duration of the Plan . . . . . . . . . . . . . . . . . . . . 15
         K.    Stockholder Approval . . . . . . . . . . . . . . . . . . . . 15

                                 HARLEYSVILLE GROUP INC.

                                 EQUITY INCENTIVE PLAN
                         AMENDED AND RESTATED FEBRUARY 26, 1997


I.    INTRODUCTION
      -------------

      A. PURPOSE OF THE PLAN: Harleysville Group Inc. (the "Company') has established the Plan to further the growth, development and success of the Company by providing additional incentives to those officers and key employees who are responsible for the management of the Company's business affairs which enable them to participate directly in the growth of the capital stock of the Company. The Company intends that the Plan will facilitate securing, retaining, and motivating management employees of high caliber and potential. It is intended that the amended and restated Plan shall satisfy the requirements for transactions pursuant hereto to be exempt from Section 16(b) of the Securities Exchange Act of 1934 ("Exchange Act") and for compensation paid hereunder to be fully deductible to the Company to the extent permitted under
            Section 162(m) of the Internal Revenue Code of 1986.

      B.    DEFINITIONS:  When used in the Plan, the following terms
            -----------
            shall have the meanings set forth below:

             1. "Award(s)" shall mean Incentive Stock Options, Non-Qualified Stock Options, stock appreciation rights and restricted stock made under the Plan.

             2. "Change in Control" shall mean if any of the following have occurred: (i) there shall be consummated (a) any consolidation or merger of the Company or the Parent in which they are not the continuing or survivor corporation or pursuant to which shares of the Company's stock would be converted in whole or in part into cash, securities or other property, other than a merger of the Company in which the holders of the Company's stock immediately prior to the merger have substantially the same proportionate ownership of Common Stock of the surviving corporation immediately after the merger or (b) any sale, lease, exchange or transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company or the Parent or (ii) the stockholders of the Company or policyholders of the Parent shall approve any plan or proposal for the liquidation or dissolution of the Company or the Parent or (iii) any "person" (as such term is used in Sections 13(d) and 14(d) (2) of the Exchange Act, other than the Company, the Parent, or a subsidiary thereof or any employee benefit plan sponsored by the Company, the Parent, or a subsidiary thereof, shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities ordinarily (and apart from special circumstances) having the right to vote in the election of Directors, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, or (iv) at any time during a period of two consecutive years, individuals who at the beginning of such period constituted the Board of the Company or the Parent shall cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election of each new Director during such two-year period was approved by a vote of at least two-thirds of the Directors then still in office who were Directors at the beginning of such two-year period or (v) any other event shall occur that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act or (vi) any other change in the power to direct or cause the direction of management and policies of the Company or the Parent, by contract or otherwise.

             3. "Company" shall mean Harleysville Group Inc., a Delaware corporation, and any successor in a reorganization or similar transaction.

             4. "Board" shall mean the Board of Directors of the Company.

             5. "Code" shall mean the Internal Revenue Code of 1986, as amended.

             6. "Committee" shall mean the Compensation & Personnel Development Committee of the Board of Directors of
                   Harleysville Group Inc.   The Committee shall consist
                   of two or more directors selected by the Board of Directors who:

                   (i) are not current employees of the Company, the Parent or a subsidiary of the Company;

                   (ii) are not former employees of the Company who receive compensation for prior services

                               (other than benefits under a tax-qualified retirement plan) during the taxable year;

                   (iii) have not been officers of the Company and is not currently an officer of the Company, the Parent or subsidiary of the Company;

                   (iv) do not receive remuneration from the Company, the Parent or a subsidiary of the Company either directly or indirectly for services rendered in any capacity other than as a director, except for an amount that is de minimis remuneration within the meaning of Treasury Regulation
                               Section 1.162.27(e)(iii) and does not exceed the dollar amount for which disclosure would be required pursuant to Item 404 (a) of Regulation S-K;

                   (v) do not possess an interest in any other transaction for which disclosure would be required pursuant to Item 404(a) of Regulation S-K; and

                   (vi) are not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K.

             7. "Common Stock" shall mean the common stock of the Company, par value of $1.00 per share, and may be either stock previously authorized but unissued, or stock reacquired by the Company.

             8. "Director" shall mean a member of the Board of Directors of the Company.

             9. "Disability" shall mean the inability of a Participant to perform the services normally rendered due to any physical or mental impairment that can be expected to be of either permanent or indefinite duration, as determined by the Committee on the basis of appropriate medical evidence, and that results in the Participant's cessation of active employment with the Company.

            10. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

            11. "Fair Market Value" shall mean the closing price of Common Stock, as reported by such responsible reporting service as the Committee may select, or if there were no transactions in the Common Stock on such day, then the last preceding day on which a transaction took place. The foregoing notwithstanding, the Committee may determine the Fair Market Value in such other manner as it may deem more appropriate for Plan purposes or as is required by applicable laws or regulations.

            12. "Incentive Stock Option" or "ISO" shall mean a right to purchase the Company's Common Stock which is intended to comply with the terms and conditions for an incentive stock option, set forth in Section 422 of the Code, or such other sections of the Code as may be in effect from time to time.

            13. "Non-Qualified Stock Option" or "NQSO" shall mean a right to purchase the Company's Common Stock which is not intended to comply with the terms and conditions for an incentive stock option, as set forth in
                   Section 422 of the Code, or such other sections of the Code as may be in effect from time to time.

            14.    "Parent" shall mean Harleysville Mutual Insurance
                   Company.

            15. "Participant" shall mean those eligible officers and other key employees of the Company who receive Awards under the Plan.

            16. "Plan" shall mean the Company's Equity Incentive Plan amended February 26, 1997.

            17. "1990 Plan" shall mean the Equity Incentive Plan as amended and restated in 1990.

            18. "Stock Option" shall mean Non-Qualified Stock Option and Incentive Stock Option.

            19. "Termination of Employment" shall mean a cessation of the Participant's employment with the Company for any reason other than retirement, death or disability.


II.   PLAN ADMINISTRATION
      -------------------

      A.    ADMINISTRATION:  The Plan shall be administered by the
            --------------
            Committee. Subject to the express provisions of the Plan, the Committee shall have full and exclusive authority:

             (i)         to interpret the Plan;

            (ii) to determine the employees to whom awards should be made under the Plan;

            (iii) to determine the type of awards to be made and the amount, size and terms of each such award;

            (iv) to determine the time when the awards are granted and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration thereof;

            (v) to prescribe, amend and rescind rules and regulations relating to the Plan; and

            (vi)         to make all other determinations deemed
                         necessary or advisable in the implementation and administration of the Plan as permitted by federal and state laws and regulations, including those laws and regulations regarding deductibility from income under the Code and exemption from Section 16 of the Exchange Act, or by rules and regulations of a national securities exchange or the NASDAQ NMS.

            The determination of the Committee in the administration of the Plan, as described herein, shall be final and conclusive and binding upon all persons including, without limitation, the Company, its stockholders, Participants, and any persons having any interest under the Plan. The Secretary of the Company shall be authorized to implement the Plan in accordance with its terms and to take such action of a ministerial nature, including the preparation of award documents provided to participants, as shall be necessary to effectuate the intent and purposes hereof.

            Notwithstanding the foregoing, no Incentive Stock Options may be granted after the expiration of ten years from the Plan's adoption by the Board of Directors.

      B.    ELIGIBILITY:  Persons eligible to receive Awards under the
            -----------
            Plan shall be to those officers and other key employees of the Company, its Parent and its subsidiaries (as defined in Section 424 of the Code, or any amendment or substitute thereto) who are in positions in which their decisions, actions and counsel significantly impact upon the profitability and success of the Company. Directors of the Company who are not otherwise officers or employees of the Company, its Parent or its subsidiaries shall not be eligible to participate in the Plan.

      C.    MAXIMUM NUMBER OF SHARES AVAILABLE:  Subject to adjustment
            ----------------------------------
            as specified in Section II.E. below, the aggregate number of shares of common stock that may be issued or transferred under the Plan is 2,130,073 shares, which shall be newly registered subsequent to the adoption and approval of this Plan, plus such previously registered shares under the 1990 Plan that have not previously been granted or, if granted, have again become available for reissuance. If any previously registered shares again become available for issuance and are re-issued, they shall be fully subject to the terms and conditions of this Amended and Restated Plan. Such shares may be authorized and unissued shares or treasury shares. Except as provided herein, any shares subject to an option or right which for any reason expires or is forfeited or terminated in accordance with the Plan shall again be available under the Plan.

      D.    MAXIMUM SHARES AWARDED:  No one Participant shall receive
            ----------------------
            stock options or stock appreciation rights for more than 100,000 shares of Common Stock during any one calendar year under the Plan.

      E.    ADJUSTMENTS:  In the event of stock dividends, stock
            -----------
            splits, re-capitalizations, mergers, consolidations, combinations, exchanges of shares, spin-offs, liquidations, reclassifications or other similar changes in the capitalization of the Company, the number of shares of Common Stock available for grant under this Plan in the aggregate or to any one individual shall be adjusted proportionately or otherwise by the Board, and where deemed appropriate, the number of shares, and the option price of outstanding Stock Options shall be similarly adjusted. Also, in instances where another business entity is acquired by the Company or its Parent, and the Company or its Parent has assumed outstanding employee option grants under a prior existing plan of the acquired entity, similar adjustments are permitted at the discretion of the Board of the Company. In the event of any other change affecting the Common Stock reserved under the Plan, such adjustment, if any, as may be deemed equitable by the Committee, shall be made to give proper effect to such event.

      F.    REGISTRATION CONDITIONS:
            -----------------------

            1. Unless issued pursuant to a registration statement under the Securities Act of 1933, as amended, no shares shall be issued to a Participant under the Plan unless the Participant represents and agrees with the Company that such shares are being acquired for investment and not with a view to the resale or distribution thereof, or such other documentation as may be required by the Company, unless in the opinion of counsel to the Company such representation, agreement or documentation is not necessary to comply with such Act.

            2. Any restriction on the resale of shares shall be evidenced by an appropriate legend on the stock certificate.

            3. The Company shall not be obligated to deliver any Common Stock until it has been listed on each securities exchange on which the Common Stock may then be listed and until there has been qualification under or compliance with such federal or state laws, rules or regulations as the Company may deem applicable. The Company shall use reasonable efforts to obtain such listing, qualification and compliance.

      G.    RIGHTS UPON A CHANGE IN CONTROL:  In the event of a Change
            -------------------------------
            in Control, notwithstanding any other restrictive provisions herein, all previously granted Stock Options and stock appreciation rights shall become exercisable immediately and all previously issued shares of restricted stock shall be issued free of restrictive legend, except that no Incentive Stock Option may be exercised prior to six months following the date of grant thereof.

III.        STOCK OPTIONS
            -------------

            All Stock Options granted to Participants under the Plan shall be subject to the following terms and conditions which shall be set forth in an appropriate written document ("Option Document") and which may provide such other terms, conditions and provisions, not inconsistent with this Plan, as the Committee may direct:

      A.    TYPE OF OPTION: Each Option Document shall identify the
            --------------
            options presented thereby as Incentive Stock Options or Non-Qualified Stock Options, as the case may be.

      B.    PRICE:  The option price per share shall not be less than
            -----
            one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date of grant, and in no event less than the par value of the stock.

      C.    EXERCISE TERM AND VESTING:  Except as provided in
            -------------------------
            Paragraph F below, 50% of a Stock Option award shall be exercisable after the first anniversary of the award and the remaining 50% of the award shall be exercisable after the second anniversary of the award. Each Stock Option document shall state the period or periods of time within which the Stock Option may be exercised, in whole or in part. The Committee shall have the power to permit an acceleration of previously established exercise terms, subject to the requirements set forth herein, upon such circumstances and subject to such terms and conditions as the Committee deems appropriate. All options shall expire as of 5:00 p.m. on the tenth anniversary of the grant unless the Committee provides otherwise.

      D.    EXERCISE PROCEDURES:  A Stock Option, or portion thereof,
            -------------------
            shall be exercised by delivery of a written notice of exercise to the Secretary of the Company, and payment of the full price of the shares being purchased, as well as payment of all withholding taxes due thereon, if any.

      E.    PAYMENT:  The price of an exercised Stock Option, or
            -------
            portion thereof, may be paid:

            1. by check, bank draft, money order, or electronic funds transfer payable to the order of the Company, or

            2. through the delivery of shares of the Company's Common Stock owned by the Participant, having an aggregate Fair Market Value as determined as of the date prior to exercise equal to the option price, or

            3. by such other method as the Committee may approve, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or

            4.     by a combination of 1, 2 and 3 above.

            In the event a Participant delivers already-owned shares of the Company's Common Stock, at the Participant's option, the Participant may provide an executed attestation of ownership in lieu of actual delivery of shares.

            Subject to the approval of the Committee as set forth in the Option Document or otherwise in accordance with Rule 16b-3 of the Exchange Act, a Participant may surrender already-owned shares of the Company's Common Stock or forego delivery of shares due as a result of the exercise in order to pay any withholding tax required to be collected upon exercise of a Non-Qualified Stock Option. Such shares shall be valued at their Fair Market Value pursuant to subparagraph 2 above.

            If payment is made under Section III.E.3. of the Plan, the written exercise notice may instruct the Company to deliver shares due upon the exercise of the Stock Option to a registered broker or dealer designated by the Company, if any, ("Designated Broker") in lieu of delivery to the optionee. Such instructions must designate the account into which the shares are to be deposited.

      F.    RIGHTS UPON TERMINATION OF EMPLOYMENT:  In the event that
            -------------------------------------
            an optionee ceases to be an employee of the Company, its Parent or its subsidiaries, for any reason other than retirement, death or disability, all Stock Options awarded to such optionee shall immediately expire unless the Committee in the Option Document or otherwise grants an additional period in which to exercise the Stock Options. In the event that an optionee retires, dies or becomes disabled prior to the expiration of his Stock Option and without having fully exercised his Stock Options, all Non-Qualified Stock Options and Incentive Stock Options that have been held for six months shall immediately become exercisable and the optionee or his successor shall have the right to exercise the Stock Option during its term within a period of one year after termination of employment due to retirement, death or disability to the extent that the Stock Option had not expired at the time of termination, or within such other period, and subject to such terms and conditions, as may be specified by the Committee; provided, however, an optionee who retires after attaining age 62 may exercise Non-Qualified Stock Options, if otherwise exercisable, during their term within two years after retirement; and provided further that ISO tax treatment shall be available only as permitted under the Internal Revenue Code.

            For purposes herein, retirement shall mean retirement at normal retirement date, pursuant to and in accordance with a pension plan or other regular retirement practice of the Company, or in accordance with the early retirement provision(s) thereof.

      G.    RESTRICTIONS UPON TRANSFER:  Unless otherwise directed by
            --------------------------
            the Committee, each Option Document for Non-Qualified Stock Options shall further provide that no option nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Paragraph III.G. (with Committee approval) shall not prevent transfers to the Participant's spouse, children, grandchildren, parents or a trust established for any of them or the Participant, or by will or the laws of descent and distribution. If such a transfer is made, the employee may not receive any consideration therefor, and the Option will continue to be subject to the same terms and conditions as were applicable to the Option immediately before transfer.

      H.    INCENTIVE STOCK OPTIONS:  An Incentive Stock Option shall
            ----------------------
            be subject to the following terms and conditions, which shall be set forth in the Option Document and which may provide such other terms, conditions and provisions as the Committee determines necessary or desirable in order to qualify such option as an incentive stock option (within the meaning of Section 422 of the Code, or any amendment or substitute thereto or regulation thereunder):

            (1) The period or periods of time within which the option may be exercised, in whole or in part, which shall be such period or periods of time as may be determined by the Committee, provided that no option shall be exercisable prior to six months nor after ten years from the date of grant thereof. The Committee shall have the power to permit an acceleration of previously established exercise terms, subject to the requirements set forth herein, upon such circumstances and subject to such terms and condi-tions as the Committee deems appropriate;

            (2) The aggregate Fair Market Value (determined as of the date the option is granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time by such individual during a calendar year (under all plans of the Company) shall not exceed $100,000;

            (3) No Incentive Stock Option shall be granted to any employee if at the time the option is granted the individual owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its Parent or its subsidiaries unless at the time such option is granted the option price is at least 110 percent (110%) of the fair market value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date of grant; and

            (4) No Incentive Stock Option nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Subparagraph
                   III. H(4) shall not prevent transfers by will or by the laws of descent and distribution. During the lifetime of the optionee, the option is exercisable only by the optionee.

IV.   STOCK APPRECIATION RIGHTS
      -------------------------

      Stock appreciation rights may be granted in connection with a contemporaneously granted stock option and shall be subject to the following terms and conditions which shall be set forth in the Option Document which may provide such other terms, conditions and provisions not inconsistent with this Plan as the Committee may direct.

      A.    GRANT OF RIGHTS:  Stock appreciation rights shall entitle
            ---------------
            the grantee, subject to such terms and conditions determined by the Committee, to receive upon exercise thereof all or a portion of the excess of (i) the Fair Market Value of a specified number of shares of the Common Stock at the time of exercise, as determined by the Committee, over (ii) a specified price which shall not be less than 100 percent (100%) of the Fair Market Value of the stock on the day the right is granted.

      B.    TERM:  The period or periods of time within which the
            ----
            stock appreciation rights may be exercised, in whole or in part, is co-extensive with the contemporaneously granted Stock Option. Fifty percent of an award of stock appreciation rights shall be exercisable after the first anniversary of the award and the remaining 50% of the award shall be exercisable after the second anniversary of the award. The Committee shall have the power to permit an acceleration of previously established exercise terms, subject to the requirements set forth herein, upon such circumstances and subject to such terms and conditions as the Committee deems appropriate.

      C.    LIMITS ON STOCK APPRECIATION RIGHTS:
            -----------------------------------

            (1) Stock appreciation rights shall be paid only upon exercise of the Stock Option and then only in respect to the number of shares then being purchased.

            (2) Stock appreciation rights shall be payable only to the extent the Stock Option may become exercisable and shall expire or terminate with the Stock Option.

            (3) No stock appreciation rights nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Participant or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Subparagraph IV.C.(3) shall not prevent transfers to the Participant's spouse, children, grandchildren, parents or trust established for any of them or the Participant, or by will or the laws of descent and distribution; provided, however, that stock appreciation rights granted in connection with an Incentive Stock Option shall be subject to the same transferability restrictions as Incentive Stock Options as provided in Subparagraph III.H(4).

      D.    PAYMENT:  Payments upon exercise of stock appreciation
            -------
            rights shall be paid in cash, less any withholding tax required to be withheld, and may be applied to the contemporaneous Stock Option exercise.

      E.    OTHER TERMS:  Stock appreciation rights shall be granted
            -----------
            in such manner and such form, and subject to such addi-tional terms and conditions as the Committee in its sole discretion deems necessary or desirable, including without limitation: (i) if in connection with an Incentive Stock Option, in order to satisfy any requirements set forth under Section 422 of the Code, or any amendment or substitute thereto, or regulation thereunder; or, (ii) in order to avoid any insider-trading liability in connection with stock appreciation rights under Section 16(b) of the Exchange Act.

V.    RESTRICTED STOCK AWARDS
      -----------------------

      Restricted stock awards shall be subject to the following terms and conditions, which shall be set forth in an appropriate written agreement between the Company and the Participant accompanying the award and which may provide such other terms, conditions and provisions not inconsistent with this Plan, as the Committee may direct.

      A.    PRICE:  Restricted stock may be made available to a
            -----
            Participant free of any purchase price or for such purchase price as established by the Committee.

      B.    RESTRICTION PERIOD:  Shares awarded pursuant to this Plan
            ------------------
            shall be subject to such terms, conditions and restric-tions, including without limitation, prohibitions agai-nst transfer, substantial risks of forfeiture and attainment of performance objectives for such period or periods as shall be determined by the Committee and set forth in the agreement. The Committee shall have the power to permit, in its discretion, an acceleration of the expiration of the applicable restriction period with respect to any part or all of the shares awarded to the participant.

      C.    RESTRICTION UPON TRANSFER: During the restriction period
            -------------------------
            determined by the Committee that is applicable to any shares of restricted stock under the Plan, no right or interest of any Participant in such restricted stock nor any interest or right therein (including the right to vote such shares and receive dividends thereon) or part thereof shall be liable for the debts, contracts or engagements of the Participant or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) and any attempted disposition thereof shall be null and void and of no effect. Notwithstanding the foregoing and except as otherwise provided in the Plan, the Participant shall have all the other rights of a stockholder including, but not limited to, the right to receive dividends and the right to vote such shares.

      D.    CERTIFICATES:  Each certificate issued in respect of
            ------------
            shares awarded to a Participant shall be deposited with the Company or its designee and shall bear the following legend:

                   This certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the Harleysville Group Inc. Amended and Restated Equity Incentive Plan and an agreement entered into between the Participant and the Company. Release from such terms and conditions shall be obtained only in accordance with the provisions of the Plan and agreement, a copy of each of which is on file in the office of the Secretary of Harleysville Group Inc.

      E.    LAPSE OF RESTRICTIONS:  The document shall specify the
            ---------------------
            terms and conditions upon which any restrictions upon shares awarded under the Plan shall lapse, as determined by the Committee. Upon the lapse of such restrictions, shares of Common Stock free of the restrictive legend shall be issued to the Participant or his or her other legal representative.

      F.    TERMINATION PRIOR TO LAPSE OF RESTRICTIONS:  In the event
            ------------------------------------------
            of a Participant's Termination of Employment prior to the lapse of restrictions as determined pursuant to the provisions of preceding subparagraph (E), all shares as to which there still remains unlapsed restrictions shall be forfeited by such Participant to the Company without payment of any consideration by the Company, and neither the Participant recipient nor any successors, heirs, assigns, or personal representatives of such recipient shall thereafter have any further rights or interest in such shares or certificates. In all other cases of cessation of employment, shares of Common Stock free of the restrictive legend shall be issued to the Participant or his or her legal representative.

VI.   MISCELLANEOUS PROVISIONS
      ------------------------

      A.    AMENDMENT, SUSPENSION AND TERMINATION OF PLAN:  The Board
            ---------------------------------------------
            of Directors may suspend or terminate the Plan or revise or amend it in any respect whatsoever except where shareholder approval is required by federal or state laws or regulations or by rules and regulations of a national securities exchange or the Nasdaq National Market of The Nasdaq Stock Market.

      B.    GOVERNMENT AND OTHER REGULATIONS:  The obligation of the
            --------------------------------
            Company to issue Awards under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any government agencies as may be required.

      C.    OTHER COMPENSATION PLANS AND PROGRAMS:  The Plan shall not
            -------------------------------------
            be deemed to preclude the implementation by the Company, Parent or its subsidiaries of other compensation plans or programs which may be in effect from time to time. Participation in this Plan shall not affect an employee's eligibility to participate in any other benefit or incentive plan of the Company, its Parent or its subsidiaries. Any awards made pursuant to this Plan shall not be used in determining the benefits provided under any other plan of the Company, Parent or its subsidiaries unless specifically provided.

      D.    WITHHOLDING TAXES:  The Company shall have the right to
            -----------------
            require a payment from a Participant to cover applicable withholding for any federal, state or local taxes. The Company reserves the right to offset such tax payment from any other funds which may be due the Participant by the Company.

      E.    SINGLE OR MULTIPLE DOCUMENTS:  Multiple forms of awards or
            ----------------------------
            combinations thereof may be evidenced by a single document or multiple documents, as determined by the Committee.

      F.    NON-UNIFORM DETERMINATIONS: The Committee's determinations
            --------------------------
            under the Plan (including without limitation determinations of the persons to receive awards, the form, amount and timing of such awards, the terms and provisions of such awards, and the documents evidencing same) need not be uniform and may be made selectively among persons who receive, or are eligible to receive, awards under the Plan whether or not such persons are similarly situated.

      G.    CONSTRUCTION OF PLAN: The interpretation of the Plan and
            --------------------
            the application of any rules implemented hereunder shall be determined in accordance with the laws of the Commonwealth of Pennsylvania.

      H.    PRONOUNS, SINGULAR AND PLURAL:  The masculine may be read
            -----------------------------
            as feminine, the singular as plural, and the plural as singular as necessary to give effect to the Plan.

      I.    LIMITATION OF RIGHTS:
            --------------------

            1.     No Right to Continue as an Employee:  Neither the
                   -----------------------------------
                   Plan, nor the granting of an option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Participant has a right to continue as an employee of the Company for any period of time, or at any particular rate of compensation.

            2.     No Shareholder's Rights for Options:  An optionee
                   -----------------------------------
                   shall have no rights as a shareholder with respect to the shares covered by options granted hereunder until the date of the issuance of a stock certificate therefor, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such certificate is issued.

      J.    DURATION OF THE PLAN: The Plan shall remain in effect
            --------------------
            until all Awards under the Plan have been satisfied by the issuance of shares or the payment of cash, or expire by their terms, but no Incentive Stock Option Award shall be granted more than ten years after the Plan is adopted by the Company' Board of Directors.

      K.    STOCKHOLDER APPROVAL:  The Plan shall be subject to
            --------------------
            stockholder approval.